Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE CASSAVA SCIENCES INC. 2020 CASH INCENTIVE PLAN DERIVATIVE LITIGATION	C.A. No. 2022-0737-MTZ

NOTICE OF PENDENCY OF SETTLEMENT

OF CLASS AND DERIVATIVE ACTION

TO:    ALL CURRENT STOCKHOLDERS OF CASSAVA SCIENCES INC. (“CASSAVA” OR THE “COMPANY,” TRADING SYMBOL: SAVA) AND ANY STOCKHOLDERS WHO OWNED CASSAVA STOCK AT ANY TIME BETWEEN AND INCLUDING AUGUST 26, 2020, THROUGH JANUARY 25, 2024.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A LAWSUIT AND CONTAINS IMPORTANT INFORMATION. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY OF THE PROPOSED SETTLEMENT, OR FROM PURSUING THE RELEASED CLAIMS DEFINED HEREIN.

THE BENEFITS FROM THE SETTLEMENT WILL GO TO CASSAVA. INDIVIDUAL COMPANY STOCKHOLDERS WILL NOT RECEIVE ANY DIRECT PAYMENT FROM THE SETTLEMENT. IF YOU DO NOT OBJECT TO THE TERMS OF THE PROPOSED SETTLEMENT DESCRIBED IN THIS NOTICE, YOU DO NOT NEED TO TAKE ANY ACTION.

I.	WHY ARE YOU RECEIVING THIS NOTICE?

The purpose of this notice (the “Notice”) is to inform you of a proposed settlement (the “Settlement”) of the above-captioned action (the “Action”) pending in the Court of Chancery of the State of Delaware (the “Court”) and of a hearing to be held on September 9, 2024 at 3:15 p.m., in the Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or by telephonic or video means as may be designated by the Court) (the “Settlement Hearing”).

The purpose of the Settlement Hearing is to: (a) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation and Agreement of Settlement dated May 28, 2024 (the “Stipulation” or “Settlement Agreement”),1 is fair, reasonable and adequate and in the best interests of Cassava and its stockholders; (b) determine whether the Court should enter an Order and Judgment as provided in the Stipulation and releasing the Plaintiffs’ Released Claims and Defendants’ Released Claims; (c) hear the application by Plaintiffs’ counsel for an award of attorneys’ fees and reimbursement of litigation expenses and Plaintiffs’ service awards; (d) hear and determine any objections to the Settlement or the application by Plaintiffs’ Counsel for an award of attorneys’ fees and expenses; and (e) rule on such other matters as the Court may deem appropriate.

This Notice describes the rights you may have under the Stipulation and what steps you may, but are not required to, take concerning the proposed Settlement. If the Court approves the Settlement, the parties will ask the Court to approve the Order and Final Judgment that would end the Action.

II.	BACKGROUND TO THE ACTION AND THE SETTLEMENT

THE FOLLOWING DESCRIPTION OF THE ACTION HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. IT IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF ANY FINDINGS OF FACT, AND THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS. NOR SHOULD THE FOLLOWING DESCRIPTION BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

1 Unless otherwise defined herein, capitalized terms used in this Notice shall have the meanings assigned to them in the Stipulation.

Plaintiffs Dwayne Brazil and Gerard Bernales are current Cassava stockholders. Nominal Defendant Cassava, a Delaware corporation with its headquarters in Texas, is a pharmaceutical company that is developing Simufilam (the “Drug”), a clinical-stage drug for the treatment of Alzheimer’s Disease. Defendants Remi Barbier, Robert Gussin, Michael O’Donnell, Sanford Robinson, and Patrick Scannon are Cassava directors; Defendant Estate of Nadav Friedmann, Deceased, and Peggy L. Friedman, as Personal Representative of Nadav Friedman, Deceased, are the estate and personal representative of Nadav Friedman, the Company’s Chief Medical Officer and a director (“Friedman”), who died during the pendency of this Action. All of the foregoing individual Defendants are referred to as the “Individual Defendants.”

On August 18, 2022, then-Plaintiff Jeanne Calamore and Plaintiff Dwayne Brazil filed a Verified Stockholder Derivative Complaint (the “Complaint”) in which they assert on Cassava’s behalf breach of fiduciary duty and related claims against the Individual Defendants stemming from the Board’s adoption on August 26, 2020 of the 2020 Cash Incentive Bonus Plan (the “Plan”) which, as relevant here, awarded the Individual Defendants and others equity-based compensation based upon the Company’s achievement of certain market valuation thresholds. The gravamen of the Complaint is that the Plan was not entirely fair to the Company because it was adopted by the Board while they were in possession of material, non-public information concerning the Drug, that the compensation under the Plan was excessive, and that the Individual Defendants were unjustly enriched. Before bringing their Complaint, the Plaintiffs sought books and records of Cassava concerning the Plan. In response to these requests, Cassava produced to Plaintiffs over fifteen hundred pages of documents, which Plaintiffs’ Counsel reviewed and utilized in drafting the Complaint.

On January 6, 2023, Plaintiffs filed a Verified Amended Stockholder Derivative and Class Action Complaint (the “Amended Complaint”) in which they assert on Cassava’s behalf that the Plan was not entirely fair to the Company because it was adopted by the Board while they were in possession of material, non-public information, that the Individual Defendants had breached their fiduciary duties when they adopted the Plan and were unjustly enriched thereby, and further alleging on behalf of two putative classes of Cassava stockholders that the Individual Defendants breached their fiduciary duties by making false and/or misleading disclosures concerning the Plan in the Company’s 2021 and 2022 proxy statements.

On January 27, 2023, the Individual Defendants filed a partial motion to dismiss Plaintiffs’ direct claims (the “Partial Motion to Dismiss”). The Individual Defendants also filed a Suggestion of Death Upon the Record for Nadav Friedmann, who had been named as an individual Defendant and had died on December 20, 2022.

On February 1, 2023, the Court entered a stipulated protective order for the production and exchange of confidential and highly confidential information.

On February 7, 2023, Plaintiffs filed a motion to compel the Individual Defendants to answer the stockholder derivative claims in the Amended Complaint.

Between February 10 and 16, 2023, Plaintiffs served the Individual Defendants with their First Set of Interrogatories, their First Set of Requests for Admissions, and First Request for the Production of Documents (collectively, the “Discovery Demands”).

On February 28, 2023, the Court entered a stipulated order governing the Individual Defendants’ time to answer the derivative claims in the Amended Complaint and submit an opening brief in support of their motion to dismiss the direct claims in the Amended Complaint.

On March 10, 2023, the Individual Defendants filed their Partial Answer to the derivative claims in the Amended Complaint.

On March 14, 2023, the Individual Defendants filed their opening brief in support of their partial motion to dismiss the direct claims in the Amended Complaint.

Counsel to the Parties subsequently agreed to extend the Individual Defendants’ time to respond to the Discovery Demands and Plaintiffs’ time to respond to the Motion to Dismiss to allow the parties to explore a possible resolution of the claims in the Action. The Parties subsequently engaged in arm’s length negotiations about how to resolve the Action.

Effective March 16, 2023, the Board amended the Plan to remove Defendants Gussin, O’Donnell, Robertson and Scannon, Cassava’s non-employee directors (“NEDs”), as beneficiaries under the Plan, and the NEDs consented to their removal from the Plan. The Parties have agreed that, as a result, Plaintiffs’ claims for unjust enrichment against the NEDs have been mooted.

On April 26, 2023, the Court granted Plaintiffs’ unopposed motion to substitute the Estate of Nadav Friedmann, Deceased, and Peggy L. Friedman, as Personal Representative of the Estate of Nadav Friedmann, Deceased, in place of Mr. Friedmann as Defendants in the Action.

On May 4, 2023, upon stockholder approval at the Company’s 2023 annual meeting, the Company adopted a Non-Employee Director Compensation Program (the “2023 NED Compensation Program”) developed with the assistance of compensation consultant Pearl Meyer and providing for the NEDs to receive annual $10,000 cash retainers and grants for a fixed number of options for their service.

On September 28, 2023, the Court granted intervenor Gerard Bernales’ motion to intervene as a named Plaintiff in the Action in place of Plaintiff Jeanne Calamore.

On December 7, 2023, the Company announced the appointment of three new independent directors to Cassava’s Board of Directors.

On December 21, 2023, the Parties attended a mediation session with the Honorable Joseph R. Slights, III of Wilson Sonsini Goodrich & Rosati, P.C., a former Vice Chancellor of the Delaware Court of Chancery with extensive experience presiding over and mediating complex business disputes, including derivative and stockholder class actions. As a result of the mediation, the Parties reached an agreement providing for the settlement of Plaintiffs’ remaining claims against the Individual Defendants and memorialized the terms of their agreement in a term sheet.

On May 28, 2024, following an additional six mediation sessions, the Parties entered into the Stipulation, which sets forth the terms and conditions of the Settlement.

On June 26, 2024, the Court entered the Scheduling Order providing for, among other things, the scheduling of the Settlement Hearing and the distribution of this Notice.

THE COURT HAS NOT DETERMINED THE MERITS OF PLAINTIFFS’ CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF MISCONDUCT BY THE INDIVIDUAL DEFENDANTS AND CASSAVA OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE ACTION WAS NOT SETTLED.

III.	WHAT ARE THE TERMS OF THE SETTLEMENT?

THIS NOTICE INCLUDES ONLY A SUMMARY OF THE SETTLEMENT TERMS AND CONDITIONS AND DOES NOT PURPORT TO BE A COMPREHENSIVE DESCRIPTION. THE COMPLETE TERMS AND CONDITIONS OF THE SETTLEMENT ARE SET FORTH IN DETAIL IN THE STIPULATION AND THE EXHIBITS FILED THERETO, WHICH HAVE BEEN FILED WITH THE COURT.

The proposed Settlement confers benefits upon Cassava in the form of (i) changes to the Plan with respect to the compensation of Remi Barbier (the Company’s founder, President, CEO and Chairman), and (ii) corporate governance reforms.

Changes to the Plan

Under the Plan as adopted by the Board on August 26, 2020, Defendant Remi Barbier became entitled to a bonus of $74.9 million upon the Company achieving a $3 billion market capitalization for 20 consecutive trading days at the end of 2021. Pursuant to the Plan, Barbier’s $74.9 million bonus was “fixed and non-negotiable” and a “contractual financial obligation” of the Company, for which “[d]octrines of frustration and force majeur [would] not apply to the Company’s obligation” to pay Barbier’s bonus; and the bonus would remain payable to Barbier regardless of whether he was still employed by the Company. The Bonus was payable: (i) in full upon the Company’s consummation of a merger transaction, or (ii) in full or in part upon a determination by the Board’s compensation committee that the Company has sufficient cash on hand after pro forma payment of bonuses to meet the Company’s capital needs for the subsequent 24 months.

The Settlement modifies Barbier’s bonus under the Plan as follows. First, with respect to the “sufficient cash on hand” payment condition, Barbier will not be paid any bonus under the Plan unless and until the U.S. Food and Drug Administration (“FDA”) has approved the Drug for any indication. Thus, even if the Board’s compensation committee should determine that the Company has sufficient cash on hand, Barbier will not receive any bonus under the Plan absent a “merger transaction” unless the Drug has been approved by the FDA. Second, with respect to the “merger transaction” payment condition, Barbier’s bonus will be recalculated based on the sale price/exit, using the valuation milestones set forth in the Plan and extrapolating for any exit in excess of $5 billion. Thus, if the Company should be acquired in the future, Barbier would not be paid a bonus under the Plan based on the Company’s prior achievement of the any valuation milestones. In the event that the sale price or exit is for less than a $3 billion valuation (the highest threshold achieved to date), Barbier’s bonus amount would be equal to his share of a hypothetical bonus pool at that valuation based on the valuation milestones in the Plan, which would be lower than his current entitlement to a bonus upon an acquisition. Conversely, in the event that the sale price or exit valuation is greater than $3 billion, Barbier’s bonus amount would be higher than his current entitlement.

A complete description of the Plan Amendments is attached as Exhibit A to the Stipulation.

Corporate Governance Reforms

The Company will, within 60 days of the Effective Date of the Settlement, adopt resolutions and/or take such steps necessary to ensure the adoption, implementation, adherence, and maintenance of the following Corporate Governance Reforms:

I. Creation of a Management-Level Compensation Disclosure Committee

The Company shall create a new, separate management-level Compensation Disclosure Committee (“Compensation Disclosure Committee”) with the purpose of ensuring the accuracy and completeness of (i) material information regarding compensation disseminated via corporate disclosure channels delivering information to investors and (ii) compensation-related disclosures in filings with the SEC other than filings on Form 4.

The Compensation Disclosure Committee members shall consist entirely of senior officers of the Company. There shall be at least three members on the Compensation Disclosure Committee, at least one of whom shall be a senior financial officer or “financial expert” as defined by SEC rules and regulations.

The mission of the Compensation Disclosure Committee will include ensuring effective procedures and protocols are in place at the Company such that all the Company’s SEC filings and press releases regarding compensation are vetted for accuracy and completeness.

II. Compensation Committee Consultant

The Company shall amend the Compensation Committee Charter to specify that the Compensation Committee shall retain and/or continue to retain a nationally recognized compensation consultant. The Compensation Committee Charter shall also specify that the Compensation Committee shall engage with that compensation consultant concerning the annual compensation setting process for the Company’s executive officers and the development of any new cash or equity incentive plans covering the Company’s executive officers. This amendment shall not: (i) specify the level or extent of engagement between the Committee and the compensation consultant in connection with any specific compensation decision; (ii) require the Committee to act on the advice or recommendations of any such consultant in connection with any specific compensation decision; or (iii) affect the Compensation Committee’s exercise of its own independent judgement in fulfillment of its duties and obligations. Nothing herein shall preclude the Compensation Committee from retaining outside legal counsel or other advisers in addition to the compensation consultant described herein.

Other Benefits

Cassava acknowledges and agrees that the initiation and prosecution of the Action was the cause of the Board’s amendment of the Plan to remove all of the NEDs as beneficiaries under the Plan effective March 16, 2023 (the “Mooting Action”). The Parties have agreed that, as a result, Plaintiffs’ claims for unjust enrichment against the NEDs have been mooted.

Cassava further acknowledges that the initiation and prosecution of the claims asserted in the action were also the cause of: (a) the NED’s consenting to their removal as beneficiaries under the Plan effective March 15, 2023; and (b) the retention by the Board’s Compensation Committee of Pearl Meyer, a compensation consultant, in connection with the Company’s development and adoption of the stockholder-approved 2023 NED Compensation Program (collectively, the “Corporate Benefits”).

Plaintiffs believe that the initiation and prosecution of the claims asserted in the Action contributed to the Board’s decision to add three new independent directors on or about December 7, 2023 (“Board Refreshment”). Defendants believe that the Board Refreshment was not a consequence of the Action, but they acknowledge the temporal connection between the Board Refreshment and the Action and that Defendants would bear the burden to disprove causation in any litigated dispute over whether the Board Refreshment occurred in whole or in part on account of the Action. As part of the Settlement and to avoid the expense, distraction and expenditure of time required to litigate the issue, the Parties have agreed not to contest whether and to what extent the Action contributed to the Board Refreshment.

IV.	WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

If the Settlement is approved, the Court will enter an Order and Final Judgment dismissing the Action with prejudice. Pursuant to the Order and Final Judgment, and upon the Effective Date of the Settlement, the following releases will occur:

(a)	Plaintiff Releasors shall completely, fully, finally, and forever release the Released Defendant Parties from any and all of the Plaintiffs’ Released Claims; and

(b)	Defendant Releasors shall completely, fully, finally, and forever release the Released Plaintiff Parties from any and all of the Defendants’ Released Claims

The Parties, the Class and the Company’s stockholders shall be deemed to have, and by operation of the Order and Final Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties, the Class and the Company’s stockholders shall be deemed to have also waived any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542. The Parties, the Class and the Company’s stockholders may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery or existence of such different facts or additional facts. The Parties acknowledge, and the Class and the Company’s stockholders shall be deemed by operation of the Order and Final Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

Definitions

The Stipulation defines the relevant capitalized terms as follows:

“Class” means a non-opt-out class, pursuant to Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2), consisting of all persons and entities who were record holders or beneficial owners of common stock of Cassava at any time during the Relevant Period, together with their heirs, assigns, transferees and successors-in-interest, but expressly excluding the Individual Defendants, members of their Immediate Families, the officers and directors of the Company during the Relevant Period, and their legal representatives, heirs, successors or assigns, and any entity in which Individual Defendants have or had a controlling interest during the Relevant Period.

“Corporate Benefits” means: (a) the NEDs’ consenting to their removal from as beneficiaries under the Plan effective March 16, 2023; and (b) the retention by the Board’s Compensation Committee of Pearl Meyer, a compensation consultant, in connection with the Company’s development and adoption of the stockholder-approved 2023 NED Compensation Program.

“Defendant Releasors” means Defendants and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives and assigns.

“Defendants’ Released Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, promises, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, including Unknown Claims, arise out of or in any way relate to the Action through the date of this Stipulation, including, without limitation, all actions taken by the Released Plaintiff Parties in connection with the initiation, prosecution, and settlement of the Action through and including January 25, 2024. For the avoidance of doubt, Defendants’ Released Claims do not include any claims against Cassava or any of its insurers, co-insurers, or reinsurers for advancement or indemnification of their legal fees, costs, or expenses incurred in connection with the Action and this Settlement, or any claims that any Defendant may have against any of their respective insurers, coinsurers, or reinsurers.

“Effective Date” means one business day after the Court has entered the Judgment and the Judgment becomes Final.

“Final” means: (i) if no appeal is filed, the expiration date of the time for filing or noticing of any appeal of the Judgment; or (ii) if there is an appeal from the Judgment, the date of final dismissal or final affirmance of all such appeals. Notwithstanding the foregoing, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees or expenses shall not in any way delay or preclude the Judgment from becoming Final.

“Immediate Family” means an individual’s spouse, parents, siblings, children, grandparents, grandchildren; the spouses of his or her parents, siblings and children; and the parents and siblings of his or her spouse, and includes step and adoptive relationships.

“Judgment” means the Order and Final Judgment substantially in the form of Exhibit C to the Stipulation.

“Plaintiffs’ Released Claims” means Plaintiffs’ Released Derivative Claims and Plaintiffs’ Released Direct Claims, individually or collectively as the context may require.

“Plaintiffs’ Released Derivative Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, promises, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether legal or equitable, known or unknown (including Unknown Claims), disclosed or undisclosed, accrued or unaccrued, apparent or nonapparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether arising under federal, state, common or foreign law, that arise out of or relate in any way to the Plan or any and all compensation-related decisions by the Company’s officers and directors during the Relevant Period that are, have been, could have been, could now be, or could, can, or might be asserted, in the Action or in any other court, tribunal, or proceeding by Plaintiffs or any other Cassava stockholder derivatively on behalf of Cassava, or by Cassava directly, against any of the Released Defendant Parties. Notwithstanding the foregoing, Plaintiffs’ Released Derivative Claims do not include any claims that were mooted as a result of the Mooting Action, any claims relating to the enforcement of the Settlement, any claims against the Company by Plaintiffs’ Counsel for attorneys’ fees submitted to the Court at the Settlement Hearing in accordance with this Stipulation or on account of alleged or conceded corporate benefits conferred by this Action, or any claims that any Defendant or Cassava may have for advancement or indemnification of their legal fees, costs, or expenses incurred in connection with the Action or this Settlement, or any claims that any Defendant or Cassava may have against any of their respective insurers, co-insurers, or reinsurers. For the avoidance of doubt, Plaintiffs’ Released Claims do not include any claims based on conduct after January 25, 2024.

“Plaintiffs’ Released Direct Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, promises, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether legal or equitable, known or unknown (including Unknown Claims), disclosed or undisclosed, accrued or unaccrued, apparent or nonapparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, arising out of or related to any and all compensation-related disclosures made by the Company or its officers and directors during the Relevant Period that are, have been, could have been, could now be, or could, can, or might be asserted, in the Action or in any other court, tribunal, or proceeding by Plaintiffs or any other member of the Class, against any of the Released Defendant Parties. Notwithstanding the foregoing, Plaintiffs’ Released Direct Claims do not include any claims relating to the enforcement of the Settlement, any claims against the Company by Plaintiffs’ Counsel for attorneys’ fees submitted to the Court at the Settlement Hearing in accordance with this Stipulation or on account of alleged or conceded corporate benefits conferred by this Action, or any claims that any Defendant or Cassava may have for advancement or indemnification of their legal fees, costs, or expenses incurred in connection with the Action or this Settlement, or any claims that any Defendant or Cassava may have against any of their respective insurers, co-insurers, or reinsurers. For the avoidance of doubt, Plaintiffs’ Released Claims do not include any claims based on conduct after January 25, 2024.

“Plaintiff Releasors” means Plaintiffs on behalf of themselves, Cassava, and the Class, whether acting directly, representatively, or derivatively on behalf of Cassava, and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives and assigns.

“Released Defendant Parties” means all Defendants in the Action, Defendants’ Counsel, and any and all of their and Cassava’s respective current or former agents, parents, controlling persons, general or limited partners, members, managers, managing members, direct or indirect equity holders, subsidiaries, affiliates, employees, officers, directors, predecessors, successors, attorneys, heirs, assigns, insurers, reinsurers, consultants, and representatives, in their capacities as such.

“Released Party” or “Released Parties” means each and all of the Released Plaintiff Parties and the Released Defendant Parties.

“Released Plaintiff Parties” means Plaintiffs, former Plaintiff Jeanne Calamore, Plaintiffs’ Counsel and each of their respective agents, assigns, and representatives in their capacities as such.

“Relevant Period” means August 26, 2020, through January 25, 2024.

“Unknown Claims” means any claims that any of the Parties does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Parties, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with, and release of the Released Parties, or might have affected his, her, or its decision not to object to this Settlement.

V.	WHAT ARE THE REASONS FOR SETTLING THE ACTION?

The Settlement reflects the results of the Parties’ negotiations, agreement as to which was only reached after arm’s-length negotiations between the parties to the Action who were all represented by counsel with extensive experience and expertise in stockholder litigation.

Plaintiffs commenced and pursued the Action in good faith. Plaintiffs continue to believe that their claims in this Action have merit, and their entry into this Stipulation is not an admission as to the lack of any merit of any claims asserted by Plaintiffs in the Action, or as to the merit of any defenses which Defendants have or could have asserted. Plaintiffs and Plaintiffs’ Counsel have determined that the terms of the Settlement confer substantial benefits on Cassava, and are fair, reasonable, adequate, and in the best interests of the Class, the Company and its stockholders and that it is reasonable to pursue a settlement of the Action based upon the terms and procedures outlined herein.

The Individual Defendants have denied and continue to expressly deny each of the claims and contentions alleged by Plaintiffs. The Individual Defendants have denied and continue to expressly deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon, or related to any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Action. Without limiting the foregoing, the Individual Defendants have denied, and continue to deny, that they committed any breach of duty, violated any law, or engaged in any wrongdoing, expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties to the Class, the Company and its stockholders, to the extent such duties exist, or that the Class, the Company or its stockholders suffered any damages or were harmed as a result of any conduct alleged in the Action or otherwise. The Individual Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of the Class, the Company and its stockholders. The Individual Defendants are entering into this Stipulation to eliminate the uncertainty, burden and expense of further protracted litigation.

Cassava is entering into the Stipulation and Settlement solely because it believes the proposed settlement is fair and reasonable, is advisable and in the best interests of the Company and its stockholders and confers substantial benefits on Cassava and its stockholders, and, at the same time, believes that it eliminates the expense, distraction, disruption, burden, and risk of further litigation in connection with this matter.

VI.	HOW WILL THE ATTORNEYS BE PAID?

After agreeing to the material terms of the Settlement and the Stipulation other than with respect to the amount of any attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel, Plaintiffs’ Counsel, Cassava, and the Individual Defendants separately negotiated the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel. The Parties did not discuss the appropriateness or amount of attorneys’ fees and expenses at any time prior to reaching binding agreement on the material terms of the Settlement, and the Parties understood at all times that the Settlement was not contingent upon agreement or payment of any attorneys’ fees and expenses to Plaintiffs’ Counsel.

In recognition of Plaintiffs’ Counsel’s role in the initiation, prosecution, and resolution of the Action, as well as in obtaining other substantial benefits to the Company and its stockholders that resulted from the commencement and prosecution of the Action, Cassava has agreed to pay an award of attorneys’ fees and expenses to Plaintiffs’ Counsel not to exceed $1,000,000, subject to Court approval (the “Fee and Expense Amount”). Upon Court approval, the Fee and Expense Amount will be paid by Cassava or its insurers. This Fee and Expense Amount includes the fees and expenses incurred by Plaintiffs’ Counsel in connection with the prosecution and settlement of the Action and will be in full satisfaction of Plaintiff’s Counsel’s claim for attorneys’ fees in connection with the Mooting Action, the Corporate Benefits, and the Board Refreshment.

Plaintiffs’ Counsel may apply to the Court for a service award not to exceed $3,000 to each of the Plaintiffs, payable out of any Fee and Expense Amount that may be awarded by the Court.

Plaintiffs’ Counsel will not seek fees or expenses from the Court except as provided in the Stipulation, and Plaintiffs’ Counsel will not make an application for attorneys’ fees or expenses in any other jurisdiction. Except as otherwise provided in the Stipulation, each of the Parties shall bear his, her, or its own fees, costs, and expenses.

VII.	WHEN WILL THE SETTLEMENT HEARING TAKE PLACE?

The Court has scheduled a Settlement Hearing to be held on September 9, 2024 at 3:15 p.m. in the Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or by telephonic or video means as may be designated by the Court) to: (a) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate and should be approved by the Court; (b) determine whether the Court should finally approve the Settlement and enter the Final Order and Judgment, dismissing Action with prejudice and extinguishing and releasing the Released Claims; (c) hear and determine any objections to the proposed Settlement; (d) determine whether the Court should approve the Fee and Expense Amount agreed upon by the Settling Parties with respect to the Plan Amendments and Corporate Governance Reforms that constitute present consideration for the proposed Settlement, which will be in full satisfaction of Plaintiff’s Counsel’s claim for attorneys’ fees in connection with the Mooting Action, the Corporate Benefits, and the Board Refreshment; and (e) rule on such other matters as the Court may deem appropriate. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the Parties and without further notice.

VIII.	DO I HAVE THE RIGHT TO APPEAR AND OBJECT?

Any member of the Class or stockholder of Cassava who continues to own shares of the Company’s common stock as of the date of the Settlement Hearing and who objects to the Settlement, the proposed Order and Final Judgment to be entered, and/or the Fee and Expense Amount, and who wishes to be heard (an “Objector”), may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Order and Final Judgment to be entered thereon, unless he, she, or it has, no later than fourteen (14) calendar days before the Settlement Hearing, filed with the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, and served upon counsel listed below, the following: (i) proof of ownership of Cassava stock either currently or at any time during the period from August 26, 2020, through January 25, 2024; (ii) a written notice of the Objector’s intention to appear that states the Objector’s name, address, and telephone number and, if represented, the Objector’s counsel; (iii) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard; and (iv) all documents or writings which the Objector desires the Court to consider. Such filings must be served upon the following counsel by hand delivery or overnight mail to counsel below, or by the Court’s electronic filing and service system:

ASHBY & GEDDES, P.A. Stephen E. Jenkins (No. 2152) Marie M. Degnan (#5602) 500 Delaware Avenue, 8th Floor P.O. Box 1150 Wilmington, DE 19801 (302) 654-1888 Counsel for Plaintiffs	ABRAMS & BAYLISS LLP A Thompson Bayliss (#4379) 20 Montchanin Road, Suite 200 Wilmington, DE 19807 (302) 778-1000 Counsel for Defendants

Unless the Court orders otherwise, any Objector who fails to object in the manner prescribed above shall be deemed to have waived and forfeited such objection (including the right to appeal), be barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Order and Final Judgment to be entered approving the Settlement, or any award of attorneys’ fees and expenses including the Fee and Expense Amount, and shall forever be barred from raising such objection in the Action, or any other action or proceeding, or from otherwise contesting the Settlement and/or the Fee and Expense Amount, and will be bound by the Order and Final Judgment to be entered and the releases to be given.

IX.	ORDER AND FINAL JUDGMENT

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate, and in the best interests of the Company and its stockholders, the parties to the Action will ask the Court to enter the Order and Final Judgment, which will, among other things:

a.	approve the Settlement as fair, reasonable, adequate, and in the best interests of Cassava and its stockholders and direct consummation of the Settlement in accordance with its terms and conditions;

b.	determine that the requirements of the rules of the Court and due process have been satisfied in connection with this Notice; and

c.	dismiss the Action with prejudice on the merits and grant the releases more fully described above in accordance with the terms and conditions of the Stipulation.

X.	HOW DO I GET ADDITIONAL INFORMATION?

This Notice summarizes the proposed Settlement. It is not a complete statement of the events of the Action or the terms and conditions of the Stipulation. For additional information about the Action and the Settlement, please refer to the documents filed with the Court, including the Stipulation. You may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801. The Clerk’s office will not mail copies of documents to you. For more information concerning the Settlement, you may also call or write to the counsel referenced in Section VIII hereto.

PLEASE DO NOT WRITE TO OR CALL THE COURT.

BY ORDER OF THE COURT

Dated:	June 28, 2024	/s/ Tamara Burton
Register in Chancery

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